Exhibit 10.1

                         SEVERANCE AND RELEASE AGREEMENT

     This Severance and Release Agreement (the "Agreement") by and between Trinity Learning Corporation ("Trinity" or "the Company") and Christine R. Larson ("Larson") documents the terms and conditions of Larson's termination from the Company, and is effective January 20, 2005 (the "Effective Date").

                                    RECITALS

     On or about January 13, 2003 Larson commenced employment with Trinity. and is currently the Company's Chief Financial Officer.

     On or about January 5, 2005, Trinity and Larson mutually agreed to terminate Larson's employment effective on a date to be mutually agreed but in the absence of an agreement the termination date shall be effective as of January 21, 2005 ("Employment Termination Date"). Trinity does not have a uniform policy or practice of granting particular severance benefits to its employees or executives. However, Trinity offered to pay to Larson only those severance benefits described in the Sections that follow in exchange for Larson's release of all claims against the Company and performance of her other obligations hereunder. Larson accepted this offer.

     NOW, THEREFORE, in consideration of the recitals listed above, and the mutual promises contained in this Agreement, Larson and the Company agree, covenant, and represent as follows:

                                    AGREEMENT

     1.   The Parties' Responsibilities

          a. Trinity and Larson agree that from the Effective Date until the Employment Termination Date, Larson will remain employed by Trinity at the base salary in effect on the Effective Date (i.e., $180,000 annually), that her benefits will continue in effect and that options already granted to her will continue to vest. Trinity further agrees to continue to pay Larson's base salary for a period of three months ("Severance Payment") after the Employment Termination Date (the "Severance Payment Period") at her base salary in effect on the Effective Date, to be paid on regularly recurring payroll dates for such three month period, and to be less normal payroll deductions. During the Severance Payment Period Trinity agrees to allow Larson to retain her Trinity telephone number and email. Trinity further agrees to pay Larson a $50,000 bonus for services rendered in 2004 to be paid at the earlier of (i) the time any further cash bonuses or paid to Douglas Cole or Edward Mooney, (ii) within thirty days of closing the next round of debt or equity financing with net cash proceeds to Trinity of not less than $1,000,000, or (iii) the exercise by Larson of any stock options she holds in Trinity with the aggregate exercise price of not less than $50,000.

          b. Larson acknowledges that, as of the Employment Termination Date, she may be eligible to obtain continuing coverage under Trinity's group medical, vision and dental plans pursuant to the provisions of the Consolidated Omnibus Reconciliation Act and its implementing regulations ("COBRA"). Trinity agrees that during the three month period beginning on the day following the Employment Termination Date, Trinity will pay the premium for any COBRA continuation coverage that Larson elects to obtain. In no event shall Trinity be liable for, or be required to pay premiums for any COBRA continuation coverage Larson may elect or be eligible to obtain thereafter.

          c. Subject to the approval of Trinity's Board of Directors' Compensation Committee, Trinity agrees that the Options granted to Larson pursuant to Trinity's 2002 Stock Option Plan, as amended (the "Stock Plan"), shall continue and remain in full force and effect, will vest or become immediately exercisable to the extent not currently vested or immediately exercisable, and remain exercisable for the eighteen month period following the Employment Termination Date in the same manner as if Larson were to continue her employment with the corporation.

          d. Larson and Trinity agree, covenant and represent that Larson shall not be eligible for, or entitled to, any benefits of employment other than those specifically identified in this Agreement.

          e. Larson agrees, covenants and represents that during the period she continues to be employed following the Effective Date she will perform the duties and responsibilities of her position diligently and to the best of her abilities and will cooperate with Trinity in the orderly transfer of her responsibilities to her successor. Larson further agrees that during the Severance Payment Period she will be available to consult with Trinity as requested by Trinity for ten hours per month without further compensation. Larson further agrees, covenants and represents that beginning on the Employment Termination Date and thereafter she shall cooperate in good faith with Trinity in the defense of any action that has been or will be brought against Trinity that arises out of, or relates in any way to her employment with Trinity. Trinity agrees, covenants and represents that it shall indemnify and hold Larson harmless to the extent required by law for all that Larson necessarily expends or loses in direct consequence of the discharge of her duties under this Section.

     2.   Release

          a. In consideration of the promises specified in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Larson, for herself and her heirs, assigns, executors, administrators, and agents, past and present (collectively, the "Larson Affiliates"), hereby fully and without limitation releases, covenants not to sue, and forever discharges Trinity and its respective subsidiaries, divisions, affiliated corporations, affiliated partnerships, parents, trustees, directors, officers, shareholders, partners, agents, employees, representatives, consultants, attorneys, heirs, assigns, executors and administrators, predecessors and successors, past and present (collectively, the "Trinity Releasees"), both individually and collectively, from any and all rights, claims, demands, liabilities, actions and causes of action whether in law or in


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

equity, suits, damages, losses, workers' compensation claims, attorneys' fees, costs, and expenses, of whatever nature whatsoever, known or unknown, fixed or contingent, suspected or unsuspected ("Claims"), that Larson or the Larson Affiliates now have, or may ever have, against any of the Trinity Releasees that arise out of, or are in any way related to: (i) Larson's employment by Trinity or any of the other Trinity Releasees; (ii) the termination of Larson's employment with Trinity or any of the other Trinity Releasees; and (iii) any transactions, occurrences, acts or omissions by Trinity or any of the other Trinity Releasees occurring prior to the Effective Date of this Agreement.

          b. Without limiting the generality of the foregoing, Larson specifically and expressly releases any Claims occurring prior to the Effective Date of this Agreement arising out of or related to violations of any federal or state employment discrimination law, including the California Fair Employment and Housing Act; Title VII of the Civil Rights Act of 1964; the Americans with Disabilities Act; the National Labor Relations Act; the Equal Pay Act; the Employee Retirement Income Security Act of 1974; Age Discrimination in Employment Act, as well as Claims arising out of or related to violations of the provisions of the California Labor Code; state and federal wage and hour laws; breach of contract; fraud; misrepresentation; common counts; unfair competition; unfair business practices; negligence; defamation; infliction of emotional distress; invasion of privacy; assault; battery; false imprisonment; wrongful termination; and any other state or federal law, rule, or regulation.

          c. Larson agrees, covenants, and represents that she has not commenced, and that she shall never commence or pursue, a claim for workers' compensation benefits of any kind relating to or resulting from her employment with Trinity or any of the Trinity Releasees. Larson further agrees, covenants, and represents that, in the event that she has filed or does file a claim for workers' compensation benefits, Trinity may, but is not required to, present this Agreement to the Workers' Compensation Appeals Board for approval as a compromise and release.

          d. In consideration of the promises specified in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Trinity, for itself and the Trinity Releasees, hereby fully and without limitation releases, covenants not to sue, and forever discharges Larson and the Larson Affiliates, both individually and collectively, from any and all Claims, that Trinity or the Trinity Releasees now have, or may ever have, against Larson or any of the Larson Affiliates that arise out of, or are in any way related to: (i) Larson's employment by Trinity; and (ii) any transactions, occurrences, acts or omissions by Larson occurring prior to the Effective Date of this Agreement.

          e. Notwithstanding anything to the contrary contained in this Agreement, Larson shall be entitled to indemnification from Trinity to the fullest extent provided by law or by Trinity's Articles of Incorporation, Bylaws or otherwise.


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

     3.   Warranties and Representations

          Larson acknowledges that she is aware of and familiar with the provisions of Section 1542 of the California Civil Code, which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him, must have materially affected his settlement with the debtor."

          Larson hereby waives and relinquishes all rights and benefits which she may have under Section 1542 of the California Civil Code, or the law of any other state or jurisdiction, or common law principle, to the same or similar effect. Larson represents and warrants that she has the authority to enter into this Agreement and to bind all persons and entities claiming through him. Larson understands that by this Agreement, she does not waive any rights or claims under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq. that may arise after the date of this Agreement

     4.   Confidentiality and Non-Disparagement

          a. Larson agrees, covenants and represents that the facts relating to the existence of this Agreement, the negotiations leading to the execution of this Agreement, and the terms of this Agreement shall be held in confidence, and shall not be disclosed, communicated or divulged to any person other than those who must perform tasks to effectuate this Agreement, without first obtaining the Trinity's written consent to each disclosure.

          b. Larson further agrees, covenants and represents that she shall not take any action or make any comments that actually or potentially disparage, disrupt, damage, impair, or otherwise interfere with Trinity's business interests or reputation.

          c. Trinity agrees to provide a written reference for Larson in the form attached hereto as Exhibit "A."

     5.   Trade Secrets

          Larson hereby acknowledges her obligations under California law to keep Trinity's trade secrets and confidential information confidential, and not to use them for non-company purposes, and agrees that she shall in fact keep secret and not use Trinity trade secrets and/or that Trinity confidential information to which she was exposed or came into possession. Larson further acknowledges that she has returned or will return upon written request to Trinity all documentary, graphic, and electronic forms of such trade secret or confidential information in her possession, custody or control.


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

     6.   Non-Admission of Liability

          Larson agrees, covenants and represents that this Agreement shall not be treated as an admission of liability by Trinity, at any time, for any purpose, and that this Agreement shall not be admissible in any proceeding between the parties except a proceeding relating to a breach of its provisions after execution, or a proceeding to obtain approval of the Agreement as a compromise and release as provided in Section 2(c) of this Agreement.

     7.   Arbitration of Disputes

          All disputes between Larson (and her attorneys, successors, and assigns) and Trinity (and its affiliates, shareholders, directors, officers, employees, agents, successors, attorneys, and assigns) relating in any manner whatsoever to Larson's employment with, or the termination of her employment from, Trinity ("Arbitrable Claims") including, without limitation, all disputes relating to the validity, interpretation, or enforcement of this Agreement, shall be resolved exclusively by arbitration in Alameda County, California, by the Judicial Arbitration & Mediation Services, Inc. (the "JAMS"). Such arbitration shall be conducted in accordance with the then-existing arbitration rules of JAMS, with the cost of such arbitration to be borne equally by the parties. The parties to this Agreement, and all who claim thereunder, shall be
(i) conclusively bound by the arbitrator's decision or award, which shall not be subject to appeal; and (ii) have the right to have any decision or award rendered in accordance with this provision entered as a judgment in a court in the State of California or any other court having jurisdiction. The arbitrator shall have the authority to award or grant legal, equitable, and declaratory relief. The parties hereby waive any rights they may have to trial by jury. The Federal Arbitration Act will govern the interpretation and enforcement of this Section pertaining to arbitration, unless it is found inapplicable in which case California law shall control.

     8.   Successors and Assigns

          This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, assigns, executors, administrators, successors, subsidiaries, divisions and affiliated corporations and partnerships, past and present, and trustees, directors, officers, shareholders, partners, agents and employees, past and present, of Larson and Trinity.

     9.   Ambiguities

          This Agreement has been reviewed by the parties. The parties have had a full opportunity to negotiate the terms and conditions of this Agreement. Accordingly, the parties expressly waive any common-law or statutory rule of construction that ambiguities should be construed against the drafter of this Agreement, and agree, covenant, and represent that the language in all parts of this Agreement shall be in all cases construed as a whole, according to its fair meaning.


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

     10.  Choice of Law

          This Agreement has been negotiated and executed in the State of California and is to be performed in Alameda County, California. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, including all matters of construction, validity, performance, and enforcement, without regard to California's conflict of laws rules.

     11.  Integration

          This Agreement, Larson's Option Agreements with the Company, and Trinity's Stock Plans constitute a single, integrated written contract expressing the entire agreement of the parties. This Agreement supersedes any prior written or verbal agreements or understanding regarding Larson's employment with the Company and any claims that have arisen or may arise thereunder against the Company. There is no other agreement, written or oral, express or implied, between the parties with respect to the subject matter hereof. These agreements may not be orally modified. This Agreement may only be modified in a written instrument signed by all parties.

     12.  Severability

          The parties to this Agreement agree, covenant and represent that each and every provision of this Agreement shall be deemed to be contractual, and that they shall not be treated as mere recitals at any time or for any purpose. Therefore, the parties further agree, covenant and represent that each and every provision of this Agreement shall be considered severable, except for the Release provisions of Sections 2 and 3 of this Agreement. If a court of competent jurisdiction finds the release provisions of Sections 2 or 3 of this Agreement to be unenforceable or invalid, then this Agreement shall become null and void, and the Severance Payment paid pursuant to Section 1 shall be returned to Trinity within a reasonable period of time. If a court of competent jurisdiction finds any provision other than the release provisions of Sections 2 or 3, or part thereof, to be invalid or unenforceable for any reason, that provision, or part thereof, shall remain in force and effect to the extent allowed by law, and all of the remaining provisions of this Agreement shall remain in full force and effect and enforceable.

     13.  Execution of Counterparts

          This Agreement may be executed in counterparts, and if so executed and delivered, all of the counterparts together shall constitute one and the same Agreement.

     14.  Captions

          The captions and section numbers in this Agreement are inserted for the readers' convenience, and in no way define, limit, construe or describe the scope or intent of the provisions of this Agreement.


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

     15.  Miscellaneous Provisions

          a. The parties represent that they have read this Agreement and fully understand all of its terms; that they have conferred with their attorneys, or have knowingly and voluntarily chosen not to confer with their attorneys about this Agreement; that she has executed this Agreement without coercion or duress of any kind; and that she understands any rights that she has or may have and signs this Agreement with full knowledge of any such rights.

          b. The parties acknowledge that no representations, statements or promises made by the other party, or by their respective agents or attorneys, have been relied on in entering into this Agreement.

     16.  Obtaining of Legal Advice

          a. Larson acknowledges that she has been advised by the Company to seek legal and financial advice regarding the effect of this Agreement, prior to signing it. By affixing her initials hereafter, Larson acknowledges that she has either:

          _X_ Knowingly waived his right to seek legal advice and is signing this Agreement without obtaining such counsel; or

          ___ Obtained legal advice and is signing this Agreement after consulting with independent counsel.

          b. Larson further acknowledges that she has been given at least twenty-one (21) days to consider whether or not to sign this Agreement.

     17.  Right to Revoke.

          a. Larson has the right to revoke this Agreement within seven (7) days of signing it. To revoke the Agreement, Larson must both send a written letter by certified mail to Doug Cole, Chief Executive Officer, Trinity Learning Corporation, at 1831 Second Street, Berkeley, California 94710 and call Mr. Cole at (925) 377-2000 to inform the Company of the revocation. If Larson revokes this Agreement, she will not receive the payments for the Severance Payment Period described in Section 1 above.

          b. If no revocation is served within the first seven (7) days after this Agreement is executed, the Agreement will no longer be revocable and it will then become fully effective and enforceable.


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


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement, which consists of 8 pages, on the dates indicated below.

CHRISTINE R. LARSON                         TRINITY LEARNING CORPORATION


Signature: /s/ Christine R. Larson          Signature: /s/ Douglas Cole
          ---------------------------                 --------------------------

Date: January 21, 2005                      Date: January 21, 2005
     --------------------                        ---------------------






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